As filed with the Securities and Exchange Commission on
                                            February 2, 2001
                          Registration No. __________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                         RESOURCES CONNECTION, INC.
       (Exact Name of Registrant as Specified in Its Charter)
                             ___________________

             Delaware                          33-0832424
(State or Other Jurisdiction of            (I.R.S. Employer
Incorporation or Organization)          Identification No.)

                  695 Town Center Drive, Suite 600
                    Costa Mesa, California 92626
(Address, Including Zip Code, of Principal Executive Offices)
                        ___________________

    Resources Connection, Inc. Employee Stock Purchase Plan
                     (Full Title of the Plan)
                        ___________________

                          Donald B. Murray
                     Resources Connection, Inc.
                  695 Town Center Drive, Suite 600
                     Costa Mesa, California 92626
                          (714) 430-6400
(Name, Address and Telephone Number, Including Area Code, of
                                          Agent For Service)

                              COPY TO:
                      David A. Krinsky, Esq.
                       O'Melveny & Myers LLP
                610 Newport Center Drive, Suite 1700
                   Newport Beach, California 92660
                           (949) 760-9600
                        ___________________

                 CALCULATION OF REGISTRATION FEE

===============================================================
                            Proposed  Proposed
Title of                    Maximum   Maximum
Securities     Amount       Offering  Aggregate      Amount of
To Be          To Be        Price     Offering     Registration
Registered     Registered   Per Unit  Price             Fee
---------------------------------------------------------------
Common Stock,  1,200,000(1) $21.66(2) $25,992,000(2)  $6,498(2)
 par value     shares
 $0.01
 per share
===============================================================
(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Resources Connection, Inc. Employee Stock Purchase Plan (the "Plan") may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 29, 2001, as reported on the Nasdaq National Market System and published in The Western Edition of The Wall Street Journal.

     The Exhibit Index for this Registration Statement is at page 8.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents of Resources Connection, Inc. (the
"Company") filed with the Commission are incorporated herein by reference:

     (a) The Company's Prospectus, dated December 14, 2000, filed with the Commission as part of the Company's Registration Statement on Form S-1 (registration number 333-45000), originally filed September 1, 2000, and as subsequently amended;

     (b) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended November 30, 2000, filed with the Commission on January 26, 2001; and

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on December 12, 2000, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The Company's Common Stock, par value $0.01 per share (the
"Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

     The Company's Second Restated Certificate of Incorporation and Amended and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware Law and (ii) require the Company to indemnify its directors and officers to the fullest extent permitted by
Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

     The Company has obtained an insurance policy covering the officers and directors of the Company with respect to certain liabilities (including, without limitation, liabilities arising under the Securities Act).

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See the attached Exhibit Index at page 8.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required
         by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts
         or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 26th day of January, 2001.



                              By:  /s/ Donald B. Murray
                                   -----------------------
                                   Donald B. Murray
                                   Chief Executive Officer



                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald B. Murray and Stephen J. Giusto, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature              Title                Date

/s/ Donald B. Murray     Chief Executive      January 26, 2001
-----------------------  Officer, President
Donald B. Murray         and Director
                         (Principal Executive
                         Officer)

/s/ Stephen J. Giusto    Chief Financial      January 26, 2001
-----------------------  Officer, Executive
Stephen J. Giusto        Vice President of
                         Corporate Development
                         and Director
                         (Principal Financial
                         and Accounting
                         Officer)

/s/ Karen M. Ferguson    Executive Vice       January 26, 2001
-----------------------  President and
Karen M. Ferguson        Director

/s/ Ciara A. Burnham     Director             January 26, 2001
------------------------
Ciara A. Burnham

/s/ C. Stephen Mansfield Director             January 26, 2001
-----------------------
C. Stephen Mansfield

----------------------- Director
David G. Offensend

/s/ Gerald Rosenfled   Director               January 26, 2001
----------------------
Gerald Rosenfeld

/s/ Leonard Schutzman  Director               January 26, 2001
----------------------
Leonard Schutzman

/s/ John C. Shaw       Director               January 26, 2001
----------------------
John C. Shaw

                          EXHIBIT INDEX


Exhibit
Number               Description of Exhibit
-------              ----------------------

4.       Resources Connection, Inc. Employee Stock Purchase
         Plan.*

5. Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1 Consent of PricewaterhouseCoopers, LLP (consent of independent accountants).

23.2     Consent of O'Melveny & Myers LLP (included in Exhibit
         5).

24.      Power of Attorney (included in this Registration
         Statement under "Signatures").

-----------------
*  The Plan was filed as an exhibit to the Company's
   Registration Statement on Form S-1 (registration number
   333-45000), originally filed September 1, 2000, and as subsequently amended, and is incorporated herein by this reference.